Exhibit 21.1
HILLENBRAND, INC.
SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	State or other Jurisdiction of Incorporation or Organization	Name under Which Subsidiary Does Business
1300 Holdings LLC	United States	1300 Holdings LLC
Baker Perkins Holdings Limited	United Kingdom	Baker Perkins Holdings Limited
Baker Perkins Limited	United Kingdom	Baker Perkins Limited
Baker Perkins SAS	France	Baker Perkins SAS
Baker Perkins, Inc.	United States	Baker Perkins, Inc.
Bakon Asia SDN. BHD.	Malaysia	Bakon Asia SDN. BHD.
Bakon Bakkerijmachines Holland B.V.	Netherlands	Bakon Bakkerijmachines Holland B.V.
Bakon Food Group B.V.	Netherlands	Bakon Food Group B.V.
Bakon Holding B.V.	Netherlands	Bakon Holding B.V.
Bakon Productie Holland B.V.	Netherlands	Bakon Productie Holland B.V.
BM&M Screening Solutions Ltd.	Canada	BM&M Screening Solutions Ltd.
Coperion (Nanjing) Machinery Co., Ltd.	China	Coperion (Nanjing) Machinery Co., Ltd.
Coperion (Thailand) Ltd.	Thailand	Coperion (Thailand) Ltd.
Coperion Corporation	United States	Coperion Corporation
Coperion Equipamentos Industrias Ltda.	Brazil	Coperion Equipamentos Industrias Ltda.
Coperion Food Equipment LLC	United States	Coperion Food Equipment LLC
Coperion GmbH	Germany	Coperion GMBH, LLC
Coperion Holding North America, Inc.	United States	Coperion Holding North America, Inc.
Coperion Ideal Pvt. Ltd.	India	Coperion Ideal Pvt. Ltd.
Coperion International Trading (Shanghai) Co. Ltd.	China	Coperion International Trading (Shanghai) Co. Ltd.
Coperion K.K.	Japan	Coperion K.K.
Coperion K-Tron (Schweiz) GmbH	Switzerland	Coperion K-Tron (Schweiz) GmbH
Coperion K-Tron (Shanghai) Co. Ltd.	China	Coperion K-Tron (Shanghai) Co. Ltd.
Coperion K-Tron Asia Pte. Ltd.	Singapore	Coperion K-Tron Asia Pte. Ltd.
Coperion K-Tron Deutschland GmbH	Germany	Coperion K-Tron Deutschland GmbH
Coperion K-Tron Great Britain Limited	United Kingdom	Coperion K-Tron Great Britain Limited
Coperion K-Tron Salina, Inc.	United States	Coperion K-Tron Salina, Inc.
Coperion Limited	United Kingdom	Coperion Limited
Coperion Ltda.	Brazil	Coperion Ltda.
Coperion Machinery & Systems (Shanghai) Co. Ltd.	China	Coperion Machinery & Systems (Shanghai) Co. Ltd.
Coperion Middle East Co. Ltd.	Saudi Arabia	Coperion Middle East Co. Ltd.
Coperion N.V.	Belgium	Coperion N.V.
"Coperion" OOO	Russian Federation	"Coperion" OOO
Coperion Pelletizing Technology GmbH	Germany	Coperion Pelletizing Technology GmbH
Coperion Process Solutions LLC	United States	Coperion Process Solutions LLC
Coperion Pte. Ltd.	Singapore	Coperion Pte. Ltd.
Coperion S. r. l.	Italy	Coperion S. r. l.
Coperion S.a.r.l.	France	Coperion S.a.r.l.
Coperion S.L.	Spain	Coperion S.L.
Coperion SEA Ltd.	Thailand	Coperion SEA Ltd.
DIOSNA CS s.r.o.	Czech Republic	DIOSNA CS s.r.o.
DIOSNA Dierks & Söhne GmbH	Germany	DIOSNA Dierks & Söhne GmbH
Diosna Process Solutions Private Limited	India	Diosna Process Solutions Private Limited
D-M-E (China) Limited	Hong Kong	D-M-E (China) Limited
DME (India) Private Limited	India	DME (India) Private Limited
DME Company LLC	United States	Detroit Mold Engineering (Dme) Company LLC; Detroit Mold (Dme) Company LLC;
DME Czech Republic s.r.o.	Czech Republic	DME Czech Republic s.r.o.
D-M-E Europe BV	Belgium	D-M-E Europe BV

D-M-E Mold Technology (Shenzhen) Company Ltd.	China	D-M-E Mold Technology (Shenzhen) Company Ltd.
DME Normalien GmbH	Germany	DME Normalien GmbH
Esteve SAS	France	Esteve SAS
Ferromatik Milacron France SAS	France	Ferromatik Milacron France SAS
Ferromatik Milacron GmbH	Germany	Ferromatik Milacron GmbH
Gabler Engineering GmbH	Germany	Gabler Engineering GmbH
Gabler India Private Limited	India	Gabler India Private Limited
Hardenberg Immobilien GmbH	Germany	Hardenberg Immobilien GmbH
Herbold Meckesheim GmbH	Germany	Herbold Meckesheim GmbH
Herbold Meckesheim USA - Resource Recycling Systems Inc.	United States	Herbold Meckesheim USA - Resource Recycling Systems Inc.
Hillenbrand Acquisition Holding GmbH	Germany	Hillenbrand Acquisition Holding GmbH
Hillenbrand FHN Holdings LLC	United States	Hillenbrand FHN Holdings LLC
Hillenbrand France Acquisition Holdings SAS	France	Hillenbrand France Acquisition Holdings SAS
Hillenbrand Germany Holding GmbH	Germany	Hillenbrand Germany Holding GmbH
Hillenbrand Hong Kong Limited	Hong Kong	Hillenbrand Hong Kong Limited
Hillenbrand Luxembourg Inc.	United States	Hillenbrand Luxembourg Inc.
Hillenbrand Poland Sp z o. o.	Poland	Hillenbrand Poland Sp z o. o.
Hillenbrand Switzerland GmbH	Switzerland	Hillenbrand Switzerland GmbH
Hillenbrand UK Holdings Limited	United Kingdom	Hillenbrand UK Holdings Limited
Hillenbrand, Inc.	United States	Hillenbrand, Inc.
IsernHäger GmbH	Germany	IsernHäger GmbH
Kemutec B. V.	Netherlands	Kemutec B. V.
Kemutec S. de R.L. de C.V.	Mexico	Kemutec S. de R.L. de C.V.
K-Tron Technologies, Inc.	United States	K-Tron Technologies, Inc.
Linxis Connection S.A.S.	France	Linxis Connection S.A.S.
Linxis Group SAS	France	Linxis Group SAS
MCP, Inc.	United States	MCP, Inc.
Milacron B.V.	Netherlands	Milacron B.V.
Milacron Canada Corp.	Canada	Wear Technology; Milacron Canada; D-M-E Moulding Supplies; DME Industrial Supplies
Milacron India Private Limited	India	Milacron India Private Limited
Milacron LLC	United States
Milacron Marketing Company LLC	United States	Servtek; Wear Technology; Cangen; Cincinnati Milacron Marketing Company LLC; Cincinnati Milacron Marketing Company LLC (FN); Milacron Marketing Company LLC Of Cincinnati; Milacron Marketing Company LLC, A Limited Liability Company
Milacron Mold-Masters Sistemas de Processamento de Plasticos Ltda.	Brazil	Milacron Mold-Masters Sistemas de Processamento de Plasticos Ltda.
Milacron Plastics Machinery (Jiangyin) Co., Ltd.	China	Milacron Plastics Machinery (Jiangyin) Co., Ltd.
Milacron Plastics Technologies Group LLC	United States	Milacron Plastics Technologies Group LLC
Milacron U.K. Ltd.	United Kingdom	Milacron U.K. Ltd.
Milacron-Mexicana Sales, S.A. de C.V.	Mexico	Milacron-Mexicana Sales, S.A. de C.V.
Mold-Masters (2007) Limited	Canada	Mold-Masters (2007) Limited
Mold-Masters (Hefei) Co., Ltd.（合肥马斯特模具有限公司）	China	Mold-Masters (Hefei) Co., Ltd.（合肥马斯特模具有限公司）
Mold-Masters (Shanghai) International Trade Co. Ltd.	China	Mold-Masters (Shanghai) International Trade Co. Ltd.
Mold-Masters (Shenzhen) Co., Ltd. (马斯特模具（深圳）有限公司)	China	Mold-Masters (Shenzhen) Co., Ltd. (马斯特模具（深圳）有限公司)
Mold-Masters (U.K.) Ltd.	United Kingdom	Mold-Masters (U.K.) Ltd.
Mold-Masters Beteiligungsverwaltung GmbH	Austria	Mold-Masters Beteiligungsverwaltung GmbH
Mold-Masters Co. Ltd.	China	Mold-Masters Co. Ltd.
Mold-Masters Europa GmbH	Germany	Mold-Masters Europa GmbH
Mold-Masters France SAS	France	Mold-Masters France SAS
Mold-Masters Handelgesellschaft (GmbH)	Austria	Mold-Masters Handelgesellschaft (GmbH)
Mold-Masters Hong Kong Acquisition Limited	Hong Kong	Mold-Masters Hong Kong Acquisition Limited
Mold-Masters Kabushiki Kaisha	Japan	Mold-Masters Kabushiki Kaisha
Mold-Masters Korea Ltd.	Korea, Republic of	Mold-Masters Korea Ltd.
Mold-Masters Singapore (MMS) Pte. Ltd.	Singapore	Mold-Masters Singapore (MMS) Pte. Ltd.
NADCO, S.A. de C.V.	Mexico	NADCO, S.A. de C.V.

PEG (Wuxi) Manufacturing Co. Ltd.	China	PEG (Wuxi) Manufacturing Co. Ltd.
PEG Process Equipment India LLP	India	PEG Process Equipment India LLP
Process Components Limited	United Kingdom	Process Components Limited
Rotex Europe Ltd	United Kingdom	Rotex Europe Ltd
Rotex Global (Hong Kong) Limited	Hong Kong	Rotex Global (Hong Kong) Limited
Rotex Global, LLC	United States	Rotex Global, LLC
Rotex Japan Limited	United Kingdom	Rotex Japan Limited
Shick Solutions, Inc.	United States	Shick Esteve; Diosna North America
Terrasource Holdings, LLC	United States	Terrasource Holdings, LLC
Tirad s.r.o.	Czech Republic	Tirad s.r.o.
Unifiller Systems Canada Holdings ULC	Canada	Unifiller Systems Canada Holdings ULC
Unifiller Systems UK Ltd	United Kingdom	Unifiller Systems UK Ltd
Unifiller Systems ULC	Canada	Unifiller Systems ULC
Uni-Systems Inc.	United States	Ergomatrix-Uni-Systems
VMI North America Corp.	United States	VMI North America Corp.
VMI S.A.S.	France	VMI S.A.S.
VSI International N.V.	Belgium	VSI International N.V.
WCP, Inc.	United States	WCP, Inc.
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